UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 31, 2009, Authentidate Holding Corp. (the “Registrant”) entered into an agreement with CCM Master Qualified Fund, Ltd. (“CCM”), a holder of in excess of 5% of the Company’s outstanding common stock to repurchase 547,000 shares of common stock held by CCM for an aggregate purchase price of $147,690. In addition, four of the Company’s officers and directors executed similar agreements with CCM whereby such persons purchased an aggregate of 990,000 shares of the Company’s common stock for an aggregate purchase price of $272,250. The shares acquired by the Company’s affiliates are as follows: O’Connell Benjamin – 185,000 shares, William Marshall – 185,000 shares, John J. Waters – 370,000 shares, and J. David Luce, through an affiliated entity – 250,000 shares. These transactions were privately negotiated transactions among CCM, the Registrant and the other purchasers.

On April 6, 2009, the Registrant issued a press release announcing the transactions described herein. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	99.1	Press Release dated April 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	President
Date:	April 6, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 6, 2009

4